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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77381 of The Charles Schwab Corporation on
Form S-3 of our reports dated February 22, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




San Francisco, California
June 23, 1999